Exhibit 99.1

E*TRADE Financial Corporation Announces First Quarter 2014 Results

Company announces the sale of $0.8 billion of modified loans

NEW YORK--(BUSINESS WIRE)--April 23, 2014--E*TRADE Financial Corporation (NASDAQ: ETFC):

First Quarter Results

  Net income of $97 million, or $0.33 per share
  Total net revenue of $475 million
  Gain on securities revenue of $15 million, including gains related to the sale of the non-agency CMO portfolio
  Loss on early extinguishment of debt of $12 million, resulting from the decision to terminate $100 million in wholesale funding
  Total operating expenses of $290 million, including restructuring charges of $3 million
  Provision for loan losses of $4 million, net of an $11 million benefit from a settlement with a third party mortgage originator
  End-of-period legacy loans of $7.4 billion, including the impact of the decision to sell $0.8 billion of 1-4 family modified loans
  Corporate cash of $525 million(1), including a dividend from the Bank of $75 million and proceeds from the sale of the Company’s market making business of $76 million
  Daily Average Revenue Trades (DARTs) of 198,000
  End of period margin receivables of $7.3 billion
  Net new brokerage accounts of 72,000; record-low annualized attrition rate of 7.1 percent
  Record net new brokerage assets of $4.1 billion; end of period customer assets of $269 billion

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its first quarter ended March 31, 2014, reporting net income of $97 million, or $0.33 per share. This compares with net income of $58 million, or $0.20 per share in the prior quarter, and net income of $35 million, or $0.12 per share in the first quarter of 2013. Total net revenue of $475 million improved from $446 million in the prior quarter, and $420 million in the first quarter of 2013.

During the quarter, the Company’s income tax expense included approximately $7 million of benefit related to a recent change to the New York state tax code and its impact on state deferred taxes.

“We’ve had a great start to the year across several dimensions of our business, as reflected in our Q1 results,” said Paul Idzik, Chief Executive Officer. “First, overall positive investor sentiment elevated brokerage activity to its highest level in nearly five years, which aided our record net new brokerage assets and brokerage account retention. Second, with a vigilant eye on the balance sheet, we seized opportunities to improve the firm’s risk profile and our financial position. We distributed our third consecutive quarterly dividend from the bank to the parent, reflecting our continued and marked progress against our capital plan. We closed the sale of our market making business. And finally, we evolved the public face of E*TRADE with the launch of our revamped brand platform – Type E* – underscoring our commitment to do more for our customers. In all, we performed remarkably well during the quarter and look forward to building on this momentum throughout the year.”

E*TRADE reported DARTs of 198,000 during the quarter, an increase of 24 percent from the prior quarter and an increase of 33 percent versus the same quarter a year ago.

The Company ended the quarter with 3.1 million brokerage accounts, an increase of 72,000 from the prior quarter. This compared with 22,000 net new brokerage accounts in the fourth quarter of 2013 and 30,000 in the first quarter of 2013. Brokerage account attrition for the quarter was a record low for the Company at 7.1 percent annualized.

The Company ended the quarter with $269 billion in total customer assets, compared with $261 billion at the end of the fourth quarter of 2013 and $219 billion from the year-ago period.

During the quarter, customers added a record $4.1 billion in net new brokerage assets, representing an annualized growth rate of 7.5 percent. Brokerage related cash increased by $0.4 billion to $40.1 billion during the period. Customers were net buyers of approximately $3.9 billion of securities. Margin receivables averaged $6.9 billion in the quarter, up eight percent over last quarter and up 22 percent year over year, ending the quarter at $7.3 billion.

Corporate cash ended the quarter at $525 million, an increase of $110 million from the prior quarter, driven primarily by a $75 million dividend distributed from the Company’s bank subsidiary to its parent during the quarter, and $76 million in proceeds from the sale of the Company’s market making business.

Net operating interest income for the first quarter was $266 million, up from $257 million in the prior quarter and $241 million a year ago. First quarter results reflected a net interest spread of 2.47 percent on average interest-earning assets of $42.1 billion, compared with 2.40 percent on $41.7 billion in the prior quarter.

Commissions, fees and service charges, principal transactions, and other revenue in the first quarter were $194 million, compared with $177 million in the prior quarter and $164 million in the first quarter of 2013. Average commission per trade for the quarter was $10.64, compared with $10.97 in the prior quarter, and $11.30 in the first quarter of 2013.

Total net revenue in the quarter also included $15 million of net gains on loans and securities, net of impairment, compared with $12 million in the prior quarter, and $15 million in the first quarter of 2013. Gains included $6 million from the sale of the remaining $17 million of the Company’s non-agency CMOs, eliminating future risk on this portfolio.

Total operating expenses for the quarter were $290 million, including $3 million of restructuring charges. Excluding the restructuring charges, operating expenses were down slightly from the previous quarter.

During the quarter, wholesale funding declined $190 million, which includes $100 million in early termination of obligations, resulting in a pre-tax loss of $12 million on early extinguishment of debt. Total wholesale funding obligations ended the quarter at $5.2 billion(2).

The Company’s loan portfolio ended the quarter at $7.4 billion, contracting approximately $1.2 billion from the prior quarter, driven by the decision to sell $0.8 billion of one- to four-family troubled debt restructurings (“TDRs”) as well as paydowns of $0.3 billion. First quarter provision for loan losses of $4 million was down from $17 million in the prior quarter. The provision included an $11 million benefit from a settlement with a third party mortgage originator.

“In Q1 we made great strides in reducing risk and improving our earnings profile,” said Matthew Audette, Chief Financial Officer. “During the quarter we took an opportunity to sell the bulk of our one- to four-family TDR portfolio and completed the transaction in April at a slight gain. This transaction significantly reduces risk on the legacy loan portfolio, while also serving as a net positive for our forward earnings profile through the reduction in future associated costs. Separately, we sold the remaining balance of non-agency CMOs and terminated some of our high-cost wholesale funding. Our actions this quarter represent important steps forward in unlocking embedded value for our shareholders.”

Net charge-offs in the quarter of $54 million included $42 million related to the transfer of one- to four-family TDRs to held-for-sale at the end of the quarter, and an $11 million benefit related to a settlement with a third party mortgage originator. Excluding these items, net charge-offs were equal to the previous quarter at $23 million. The allowance for loan losses ended the quarter at $403 million, down $50 million from the previous quarter.

As of March 31, 2014, the Company reported bank and consolidated Tier 1 leverage ratios of 9.7 percent(3) and 7.0 percent(4), respectively, compared with 9.5 percent(3) and 6.7 percent(4) as of December 31, 2013.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. EDT today. This conference call will be available to domestic participants by dialing 800-909-4195 while international participants should dial +1 212-231-2907. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this news release that are forward looking, including statements regarding positive momentum in our business, progress against our capital plan, improvements in the Company’s forward earnings profile, continuing improvements to the Company’s risk profile, and the Company’s ability to unlock shareholder value are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or more restrictive policies or interpretations of the Federal Reserve and the Office of the Comptroller of the Currency or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2014 E*TRADE Financial Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013

Revenue:
Operating interest income	$322	$317	$300
Operating interest expense	(56)	(60)	(59)
Net operating interest income	266	257	241
Commissions	128	110	101
Fees and service charges	47	42	32
Principal transactions	10	17	22
Gains on loans and securities, net	15	12	16
Net impairment	-	-	(1)
Other revenues	9	8	9
Total non-interest income	209	189	179
Total net revenue	475	446	420
Provision for loan losses	4	17	43
Operating expense:
Compensation and benefits	98	93	96
Advertising and market development	34	27	37
Clearing and servicing	28	30	32
FDIC insurance premiums	24	25	29
Professional services	24	26	17
Occupancy and equipment	18	20	18
Communications	18	16	18
Depreciation and amortization	21	21	23
Amortization of other intangibles	5	6	6
Facility restructuring and other exit activities	3	5	7
Other operating expenses	17	26	12
Total operating expense	290	295	295
Income before other income (expense) and income tax expense	181	134	82
Other income (expense):
Corporate interest expense	(28)	(28)	(29)
Losses on early extinguishment of debt	(12)	-	-
Equity in income (loss) of investments and other	3	(1)	4
Total other income (expense)	(37)	(29)	(25)
Income before income tax expense	144	105	57
Income tax expense	47	47	22
Net income	$97	$58	$35

Basic earnings per share	$0.34	$0.20	$0.12
Diluted earnings per share	$0.33	$0.20	$0.12
Shares used in computation of per share data:
Basic (in thousands)	288,051	287,316	286,626
Diluted (in thousands)	293,819	293,149	291,696

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	March 31,	December 31,	March 31,
	2014	2013	2013
ASSETS
Cash and equivalents	$1,585	$1,838	$1,508
Cash required to be segregated under federal or other regulations	981	1,066	319
Trading securities	-	-	101
Available-for-sale securities	12,766	13,592	12,676
Held-to-maturity securities	11,248	10,181	9,856
Margin receivables	7,346	6,353	5,749
Loans held-for-sale	795	-	-
Loans receivable, net	6,982	8,123	9,585
Investment in FHLB stock	56	61	61
Property and equipment, net	224	237	278
Goodwill	1,792	1,792	1,934
Other intangibles, net	210	216	255
Other assets	2,453	2,821	2,644
Total assets	$46,438	$46,280	$44,966

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$25,749	$25,971	$25,878
Securities sold under agreements to repurchase	4,345	4,543	4,459
Customer payables	6,260	6,310	5,084
FHLB advances and other borrowings	1,287	1,279	1,265
Corporate debt	1,769	1,768	1,766
Other liabilities	1,996	1,553	1,562
Total liabilities	41,406	41,424	40,014

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
March 31, 2014, December 31, 2013 and March 31, 2013, shares issued and outstanding: 288,519,125 at March 31, 2014, 287,357,001 at
December 31, 2013, and 286,776,149 at March 31, 2013	3	3	3
Additional paid-in-capital	7,333	7,328	7,321
Accumulated deficit	(1,925)	(2,022)	(2,073)
Accumulated other comprehensive loss	(379)	(453)	(299)
Total shareholders' equity	5,032	4,856	4,952
Total liabilities and shareholders' equity	$46,438	$46,280	$44,966

Segment Reporting

	Three Months Ended March 31, 2014
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In millions)
Revenue:
Operating interest income	$148	$240	$-	$(66)	$322
Operating interest expense	(5)	(117)	-	66	(56)
Net operating interest income	143	123	-	-	266
Commissions	128	-	-	-	128
Fees and service charges	47	-	-	-	47
Principal transactions	10	-	-	-	10
Gains on loans and securities, net	-	15	-	-	15
Other revenues	8	1	-	-	9
Total non-interest income	193	16	-	-	209
Total net revenue	336	139	-	-	475
Provision for loan losses	-	4	-	-	4
Operating expense:
Compensation and benefits	71	3	24	-	98
Advertising and market development	34	-	-	-	34
Clearing and servicing	18	10	-	-	28
FDIC insurance premiums	-	24	-	-	24
Professional services	12	-	12	-	24
Occupancy and equipment	15	-	3	-	18
Communications	17	1	-	-	18
Depreciation and amortization	16	-	5	-	21
Amortization of other intangibles	5	-	-	-	5
Facility restructuring and other exit activities	-	-	3	-	3
Other operating expenses	7	3	7	-	17
Total operating expense	195	41	54	-	290
Segment income (loss) before other income (expense)	141	94	(54)	-	181
Other income (expense):
Corporate interest expense	-	-	(28)	-	(28)
Losses on early extinguishment of debt	-	-	(12)	-	(12)
Equity in income of investments and other	-	-	3	-	3
Total other income (expense)	-	-	(37)	-	(37)
Segment income (loss)	$141	$94	$(91)	$-	$144

	Three Months Ended December 31, 2013
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In millions)
Revenue:
Operating interest income	145	$241	$-	$(69)	$317
Operating interest expense	(6)	(123)	-	69	(60)
Net operating interest income	139	118	-	-	257
Commissions	110	-	-	-	110
Fees and service charges	42	-	-	-	42
Principal transactions	17	-	-	-	17
Gains on loans and securities, net	-	12	-	-	12
Other revenues	7	1	-	-	8
Total non-interest income	176	13	-	-	189
Total net revenue	315	131	-	-	446
Provision for loan losses	-	17	-	-	17
Operating expense:
Compensation and benefits	65	3	25	-	93
Advertising and market development	27	-	-	-	27
Clearing and servicing	18	12	-	-	30
FDIC insurance premiums	-	25	-	-	25
Professional services	14	-	12	-	26
Occupancy and equipment	17	-	3	-	20
Communications	15	-	1	-	16
Depreciation and amortization	17	-	4	-	21
Amortization of other intangibles	6	-	-	-	6
Facility restructuring and other exit activities	-	-	5	-	5
Other operating expenses	16	4	6	-	26
Total operating expense	195	44	56	-	295
Segment income (loss) before other income (expense)	120	70	(56)	-	134
Other income (expense):
Corporate interest expense	-	-	(28)	-	(28)
Equity in loss of investments and other	-	-	(1)	-	(1)
Total other income (expense)	-	-	(29)	-	(29)
Segment income (loss)	$120	$70	$(85)	$-	$105

	Three Months Ended March 31, 2013
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In millions)
Revenue:
Operating interest income	$139	$230	$-	$(69)	$300
Operating interest expense	(5)	(123)	-	69	(59)
Net operating interest income	134	107	-	-	241
Commissions	101	-	-	-	101
Fees and service charges	32	-	-	-	32
Principal transactions	22	-	-	-	22
Gains on loans and securities, net	-	16	-	-	16
Net impairment	-	(1)	-	-	(1)
Other revenues	8	1	-	-	9
Total non-interest income	163	16	-	-	179
Total net revenue	297	123	-	-	420
Provision for loan losses	-	43	-	-	43
Operating expense:
Compensation and benefits	71	4	21	-	96
Advertising and market development	37	-	-	-	37
Clearing and servicing	19	13	-	-	32
FDIC insurance premiums	-	29	-	-	29
Professional services	9	-	8	-	17
Occupancy and equipment	16	1	1	-	18
Communications	18	-	-	-	18
Depreciation and amortization	19	-	4	-	23
Amortization of other intangibles	6	-	-	-	6
Facility restructuring and other exit activities	-	-	7	-	7
Other operating expenses	4	3	5	-	12
Total operating expense	199	50	46	-	295
Segment income (loss) before other income (expense)	98	30	(46)	-	82
Other income (expense):
Corporate interest expense	-	-	(29)	-	(29)
Equity in income of investments and other	-	-	4	-	4
Total other income (expense)	-	-	(25)	-	(25)
Segment income (loss)	$98	$30	$(71)	$-	$57

Key Performance Metrics(6)
Corporate Metrics	Qtr ended 3/31/14	Qtr ended 12/31/13	Qtr ended 3/31/14 vs. 12/31/13	Qtr ended 3/31/13	Qtr ended 3/31/14 vs. 3/31/13

Operating margin %(7)
Consolidated	38%	30%	8%	19%	19%
Trading and Investing	42%	38%	4%	33%	9%
Balance Sheet Management	68%	54%	14%	25%	43%

Employees	3,013	3,009	0%	2,858	5%
Consultants and other	131	119	10%	79	66%
Total headcount	3,144	3,128	1%	2,937	7%

Book value per share	$17.44	$16.90	3%	$17.27	1%
Tangible book value per share(8)	$11.76	$11.14	6%	$10.70	10%

Corporate cash ($MM)(1)	$525	$415	27%	$352	49%

Enterprise net interest spread (basis points)(9)	247	240	3%	230	7%
Enterprise interest-earning assets, average ($MM)	$42,114	$41,685	1%	$40,896	3%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net Income	$97	$58	67%	$35	177%
Income tax expense	47	47	0%	22	114%
Depreciation & amortization	26	27	(4)%	29	(10)%
Corporate interest expense	28	28	0%	29	(3)%
EBITDA	$198	$160	24%	$115	72%

Interest coverage(10)	6.9	5.6	N.M.	4.0	N.M.

E*TRADE Bank net income ($MM)(11)	$116	$96	21%	$60	93%

Trading and Investing Metrics

Trading days	61.0	63.0	N.M.	60.0	N.M.

DARTs	197,944	159,569	24%	148,538	33%

Total trades (MM)	12.1	10.1	20%	8.9	36%
Average commission per trade	$10.64	$10.97	(3)%	$11.30	(6)%

End of period margin receivables ($B)	$7.3	$6.4	14%	$5.7	28%
Average margin receivables ($B)	$6.9	$6.4	8%	$5.7	21%

Gross new brokerage accounts	125,342	88,716	41%	91,735	37%
Gross new stock plan accounts	56,693	67,594	(16)%	56,836	0%
Gross new banking accounts	2,658	2,289	16%	2,723	(2)%
Closed accounts	(112,559)	(131,783)	N.M.	(108,367)	N.M.
Net new accounts	72,134	26,816	N.M.	42,927	N.M.

Net new brokerage accounts	71,902	22,217	N.M.	30,034	N.M.
Net new stock plan accounts	8,822	14,881	N.M.	20,173	N.M.
Net new banking accounts	(8,590)	(10,282)	N.M.	(7,280)	N.M.
Net new accounts	72,134	26,816	N.M.	42,927	N.M.

End of period brokerage accounts	3,069,961	2,998,059	2%	2,933,225	5%
End of period stock plan accounts	1,228,395	1,219,573	1%	1,167,767	5%
End of period banking accounts	387,548	396,138	(2)%	421,992	(8)%
End of period total accounts	4,685,904	4,613,770	2%	4,522,984	4%

Annualized brokerage account attrition rate(12)	7.1%	8.9%	N.M.	8.5%	N.M.

Customer Assets ($B)
Security holdings	$187.2	$178.2	5%	$149.4	25%
Customer payables (cash)	6.3	6.3	0%	5.1	24%
Customer assets held by third parties(13)	14.4	13.8	4%	10.7	35%
Unexercised stock plan customer options (vested)	35.4	36.5	(3)%	27.6	28%
Customer assets in brokerage and stock plan accounts	243.3	234.8	4%	192.8	26%
Sweep deposits	19.4	19.6	(1)%	18.9	3%
Savings, transaction and other	6.3	6.4	(2)%	7.0	(10)%
Customer assets in banking accounts	25.7	26.0	(1)%	25.9	(1)%
Total customer assets	$269.0	$260.8	3%	$218.7	23%

Net new brokerage assets ($B)(14)	$4.1	$3.2	N.M.	$3.1	N.M.
Net new banking assets ($B)(14)	(0.0)	(0.1)	N.M.	(0.2)	N.M.
Net new customer assets ($B)(14)	$4.1	$3.1	N.M.	$2.9	N.M.

Brokerage related cash ($B)	$40.1	$39.7	1%	$34.7	16%
Other customer cash and deposits ($B)	6.3	6.4	(2)%	7.0	(10)%
Total customer cash and deposits ($B)	$46.4	$46.1	1%	$41.7	11%

Unexercised stock plan customer options (unvested) ($B)	$68.9	$71.1	(3)%	$51.5	34%

Customer net (buy) / sell activity ($B)	$(3.9)	$(0.8)	N.M.	$(1.2)	N.M.

Market Making(15)
Equity shares traded (MM)	112,300	89,679	25%	118,895	(6)%
Average revenue capture per 1,000 equity shares	$0.089	$0.188	(53)%	$0.179	(50)%
% of Bulletin Board equity shares to total equity shares	97.1%	93.8%	3%	93.7%	3%

Balance Sheet Management Metrics

Loans receivable ($MM)
Average loans receivable	$8,360	$8,764	(5)%	$10,397	(20)%
Ending loans receivable, net	$6,982	$8,123	(14)%	$9,585	(27)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$3,195	$4,007	(20)%	$4,657	(31)%
30-89 days delinquent	123	190	(35)%	220	(44)%
90-179 days delinquent	27	70	(61)%	100	(73)%
Total 30-179 days delinquent	150	260	(42)%	320	(53)%
180+ days delinquent (net of $64M, $106M and $131M in charge-offs for Q114, Q413 and Q113, respectively)	149	227	(34)%	262	(43)%
Total delinquent loans(16)	299	487	(39)%	582	(49)%
Gross loans receivable(17)(18)	$3,494	$4,494	(22)%	$5,239	(33)%

Home Equity
Current	$3,180	$3,329	(4)%	$3,883	(18)%
30-89 days delinquent	62	69	(10)%	76	(18)%
90-179 days delinquent	38	36	6%	52	(27)%
Total 30-179 days delinquent	100	105	(5)%	128	(22)%
180+ days delinquent (net of $24M, $23M and $22M in charge-offs for Q114, Q413 and Q113, respectively)	41	40	3%	42	(2)%
Total delinquent loans(16)	141	145	(3)%	170	(17)%
Gross loans receivable(17)	$3,321	$3,474	(4)%	$4,053	(18)%

Consumer and Other
Current	$558	$593	(6)%	$730	(24)%
30-89 days delinquent	10	12	(17)%	16	(38)%
90-179 days delinquent	2	3	(33)%	2	0%
Total 30-179 days delinquent	12	15	(20)%	18	(33)%
180+ days delinquent	-	-	N.M.	-	N.M.
Total delinquent loans	12	15	(20)%	18	(33)%
Gross loans receivable(17)	$570	$608	(6)%	$748	(24)%

Total Loans Receivable
Current	$6,933	$7,929	(13)%	$9,270	(25)%
30-89 days delinquent	195	271	(28)%	312	(38)%
90-179 days delinquent	67	109	(39)%	154	(56)%
Total 30-179 days delinquent	262	380	(31)%	466	(44)%
180+ days delinquent	190	267	(29)%	304	(38)%
Total delinquent loans(16)	452	647	(30)%	770	(41)%
Total gross loans receivable(17)(18)	$7,385	$8,576	(14)%	$10,040	(26)%

TDR performance detail ($MM)(19)

One- to Four-Family TDRs
Current	$244	$901	(73)%	$916	(73)%
30-89 days delinquent	21	102	(79)%	116	(82)%
90-179 days delinquent	8	44	(82)%	60	(87)%
Total 30-179 days delinquent	29	146	(80)%	176	(84)%
180+ days delinquent (net of $24M, $66M and $70M in charge-offs for Q114, Q413 and Q113, respectively)	48	125	(62)%	125	(62)%
Total delinquent TDRs	77	271	(72)%	301	(74)%
TDRs(18)	$321	$1,172	(73)%	$1,217	(74)%

Home Equity TDRs
Current	$189	$198	(5)%	$228	(17)%
30-89 days delinquent	15	17	(12)%	17	(12)%
90-179 days delinquent	9	7	29%	10	(10)%
Total 30-179 days delinquent	24	24	0%	27	(11)%
180+ days delinquent (net of $15M, $15M and $12M in charge-offs for Q114, Q413 and Q113, respectively)	19	19	0%	20	(5)%
Total delinquent TDRs	43	43	0%	47	(9)%
TDRs	$232	$241	(4)%	$275	(16)%

Total TDRs
Current	$433	$1,099	(61)%	$1,144	(62)%
30-89 days delinquent	36	119	(70)%	133	(73)%
90-179 days delinquent	17	51	(67)%	70	(76)%
Total 30-179 days delinquent	53	170	(69)%	203	(74)%
180+ days delinquent	67	144	(53)%	145	(54)%
Total delinquent TDRs	120	314	(62)%	348	(66)%
TDRs(18)	$553	$1,413	(61)%	$1,492	(63)%

Capital Metrics

E*TRADE Bank
Tier 1 leverage ratio(3)	9.7%	9.5%	0.2%	9.3%	0.4%
Tier 1 risk-based capital ratio(3)	22.8%	23.0%	(0.2)%	20.7%	2.1%
Total risk-based capital ratio(3)	24.0%	24.3%	(0.3)%	21.9%	2.1%
Tier 1 common ratio(3)	22.8%	23.0%	(0.2)%	20.7%	2.1%

E*TRADE Financial
Tier 1 leverage ratio(4)	7.0%	6.7%	0.3%	6.0%	1.0%
Tier 1 risk-based capital ratio(4)	16.7%	16.2%	0.5%	13.6%	3.1%
Total risk-based capital ratio(4)	18.0%	17.4%	0.6%	14.8%	3.2%
Tier 1 common ratio(4)	14.3%	13.8%	0.5%	11.2%	3.1%

Activity in Allowance for Loan Losses
	Three Months Ended March 31, 2014
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 12/31/13	$102	$326	$25	$453
Provision for loan losses	(18)	20	2	4
Charge-offs, net(18)	(32)	(19)	(3)	(54)
Allowance for loan losses, ending 3/31/14	$52	$327	$24	$403

	Three Months Ended December 31, 2013
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 9/30/13	$113	$319	$27	$459
Provision for loan losses	(6)	23	-	17
Charge-offs, net	(5)	(16)	(2)	(23)
Allowance for loan losses, ending 12/31/13	$102	$326	$25	$453

	Three Months Ended March 31, 2013
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 12/31/12	$184	$257	$40	$481
Provision for loan losses	(16)	55	4	43
Charge-offs, net	(7)	(49)	(13)	(69)
Allowance for loan losses, ending 3/31/13	$161	$263	$31	$455

Specific Valuation Allowance Activity(20)
	As of March 31, 2014
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(21)
	(Dollars in millions)
One- to four-family	$229	$(44)	$185	$(15)	$170	8%	26%
Home equity	330	(148)	182	(60)	122	33%	63%
Total	$559	$(192)	$367	$(75)	$292	20%	48%

	As of December 31, 2013
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(21)
	(Dollars in millions)
One- to four-family	$1,354	$(318)	$1,036	$(60)	$976	6%	28%
Home equity	338	(150)	188	(64)	124	34%	63%
Total	$1,692	$(468)	$1,224	$(124)	$1,100	10%	35%

	As of March 31, 2013
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(21)
	(Dollars in millions)
One- to four-family	$1,391	$(321)	$1,070	$(82)	$988	8%	29%
Home equity	371	(156)	215	(66)	149	31%	60%
Total	$1,762	$(477)	$1,285	$(148)	$1,137	12%	35%

Average Enterprise Balance Sheet Data
	Three Months Ended
	March 31, 2014
		Operating
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(22)	$8,397	$84	3.99%
Available-for-sale securities	13,492	79	2.33%
Held-to-maturity securities	10,551	77	2.90%
Margin receivables	6,937	62	3.64%
Cash and equivalents	1,148	-	0.15%
Segregated cash	837	-	0.11%
Securities borrowed and other	752	17	9.42%
Total enterprise interest-earning assets	$42,114	319	3.05%
Enterprise interest-bearing liabilities:
Deposits	$25,693	$2	0.03%
Customer payables	6,371	2	0.15%
Securities sold under agreements to repurchase	4,457	35	3.14%
FHLB advances and other borrowings	1,281	17	5.28%
Securities loaned and other	1,226	-	0.05%
Total enterprise interest-bearing liabilities	$39,028	56	0.58%
Enterprise net interest income/spread(9)		$263	2.47%

	Three Months Ended
	December 31, 2013
		Operating
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(22)	$8,799	$90	4.06%
Available-for-sale securities	13,890	80	2.31%
Held-to-maturity securities	9,960	71	2.88%
Margin receivables	6,427	60	3.67%
Cash and equivalents	1,236	-	0.17%
Segregated cash	680	-	0.10%
Securities borrowed and other	693	13	7.38%
Total enterprise interest-earning assets	$41,685	314	3.01%
Enterprise interest-bearing liabilities:
Deposits	$25,831	$3	0.05%
Customer payables	6,066	3	0.15%
Securities sold under agreements to repurchase	4,502	37	3.24%
FHLB advances and other borrowings	1,324	17	5.08%
Securities loaned and other	957	-	0.03%
Total enterprise interest-bearing liabilities	$38,680	60	0.61%
Enterprise net interest income/spread(9)		$254	2.40%

	Three Months Ended
	March 31, 2013
		Operating
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(22)	$10,398	$107	4.10%
Available-for-sale securities	12,987	64	1.98%
Held-to-maturity securities	9,500	58	2.44%
Margin receivables	5,667	54	3.90%
Cash and equivalents	1,594	1	0.21%
Segregated cash	158	-	0.11%
Securities borrowed and other	592	13	8.76%
Total enterprise interest-earning assets	$40,896	297	2.91%
Enterprise interest-bearing liabilities:
Deposits	$26,950	3	0.05%
Customer payables	5,059	2	0.15%
Securities sold under agreements to repurchase	4,454	37	3.30%
FHLB advances and other borrowings	1,261	17	5.37%
Securities loaned and other	749	-	0.01%
Total enterprise interest-bearing liabilities	$38,473	59	0.61%
Enterprise net interest income/spread(9)		$238	2.30%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
	(In millions)
Enterprise net interest income	$263	$254	$238
Earnings on customer assets held by third parties(23)	3	3	3
Net operating interest income	$266	$257	$241

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that corporate cash, tangible book value per share, EBITDA, interest coverage, E*TRADE Bank Tier 1 common ratio and E*TRADE Financial capital ratios are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (1) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses that are not directly related to the performance of the business. See the table entitled “Key Performance Metrics” for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (10) for a calculation of this non-GAAP measure on a GAAP basis.

E*TRADE Bank Tier 1 Common Ratio and E*TRADE Financial Capital Ratios

E*TRADE Financial ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, are based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Bank’s and E*TRADE Financial’s Tier 1 common ratios are defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these ratios are an important measure of E*TRADE Bank’s and the Company’s capital strength. See endnotes (3) and (4) for reconciliations of these non-GAAP measures to the comparable GAAP measures.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following table provides a reconciliation of corporate cash to GAAP consolidated cash and equivalents (dollars in millions):

	Q1 2014	Q4 2013	Q1 2013
Corporate cash	$525	$415	$352
Bank cash	1,036	1,402	1,126
International brokerage and other cash	24	21	30
Total consolidated cash and equivalents	$1,585	$1,838	$1,508

(2) Scheduled balances for FHLB advances and securities sold under agreements to repurchase are shown below (dollars in millions):

Date	Balance
12/31/2014	$ 4,570
12/31/2015	$ 4,205
12/31/2016	$ 3,510
12/31/2017	$ 2,655
12/31/2018	$ 1,940
12/31/2019	$ 1,445
12/31/2020	$ 1,150
12/31/2021	$ 1,050
12/31/2022	$ -

(3) The Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios at E*TRADE Bank are Q114 estimates. The Tier 1 common ratio at E*TRADE Bank is a non-GAAP measure. Management believes this ratio is an important measure of E*TRADE Bank's capital strength. The Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios are calculated as follows (dollars in millions):

	Q1 2014	Q4 2013	Q1 2013
E*TRADE Bank shareholder's equity	$5,857	$5,741	$5,779
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(384)	(459)	(304)
Goodwill & other intangible assets, net of deferred tax liabilities	1,513	1,529	1,584
Subtotal	4,728	4,671	4,499
DEDUCT:
Disallowed servicing assets and deferred tax assets	532	566	689
E*TRADE Bank Tier 1 capital/Tier 1 common	4,196	4,105	3,810
ADD:
Allowable allowance for loan losses	233	226	234
E*TRADE Bank total capital	$4,429	$4,331	$4,044

E*TRADE Bank total assets	$45,323	$45,085	$43,514
DEDUCT:
Gains (losses) in OCI on AFS debt securities and cash flow asset hedges, net of tax	(102)	(167)	94
Goodwill & other intangible assets, net of deferred tax liabilities	1,513	1,529	1,584
Subtotal	43,912	43,723	41,836
DEDUCT:
Disallowed servicing assets and deferred tax assets	532	566	689
E*TRADE Bank total assets for leverage capital purposes	$43,380	$43,157	$41,147

E*TRADE Bank total risk-weighted assets(a)	$18,439	$17,858	$18,442

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	9.7%	9.5%	9.3%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	22.8%	23.0%	20.7%
E*TRADE Bank total capital / Total risk-weighted assets	24.0%	24.3%	21.9%
E*TRADE Bank Tier 1 common / Total risk-weighted assets	22.8%	23.0%	20.7%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(4) The Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios at E*TRADE Financial are Q114 estimates based on the Federal Reserve regulatory minimum well-capitalized requirements. E*TRADE Financial is not currently subject to capital requirements; however, the implementation of holding company capital requirements are expected to become effective in 2015 as a result of the Dodd-Frank Act. Management believes these ratios are an important measure of the Company's capital strength and accordingly manages capital against the current capital ratios that apply to bank holding companies in preparation for the application of these requirements. The Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Tier 1 common ratios are calculated as follows (dollars in millions):

	Q1 2014	Q4 2013	Q1 2013
E*TRADE Financial shareholders' equity	$5,032	$4,856	$4,952
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(384)	(459)	(304)
Goodwill & other intangible assets, net of deferred tax liabilities	1,638	1,654	1,883
Disallowed servicing assets and deferred tax assets	1,138	1,185	1,265
E*TRADE Financial Tier 1 common	2,640	2,476	2,108
ADD:
Qualifying restricted core capital elements (TRUPs)(a)	433	433	433
E*TRADE Financial Tier 1 capital	3,073	2,909	2,541
ADD:
Allowable allowance for loan losses	232	228	238
E*TRADE Financial total capital	$3,305	$3,137	$2,779

E*TRADE Financial total average assets	$46,381	$46,038	$45,679
DEDUCT:
Goodwill & other intangible assets, net of deferred tax liabilities	1,638	1,654	1,883
Subtotal	44,743	44,384	43,796
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,138	1,185	1,265
Average total assets for leverage capital purposes	$43,605	$43,199	$42,531

E*TRADE Financial total risk-weighted assets(b)	$18,403	$17,992	$18,742

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	7.0%	6.7%	6.0%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	16.7%	16.2%	13.6%
E*TRADE Financial total capital / Total risk-weighted assets	18.0%	17.4%	14.8%
E*TRADE Financial Tier 1 common / Total risk-weighted assets	14.3%	13.8%	11.2%

(a) The Company is continuing to include TRUPs in E*TRADE Financial’s Tier 1 capital due to the regulatory agencies announcement of a delay in the implementation of the TRUPs phase-out.

(b) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(5) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(6) Amounts and percentages may not calculate due to rounding.

(7) Operating margin is the percentage of net revenue that results in income before other income (expense) and income taxes. The percentage is calculated by dividing income before other income (expense) and income taxes by total net revenue.

(8) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share (dollars in millions, except per share amounts):

	Q1 2014	Q4 2013	Q1 2013
Book value	$5,032	$4,856	$4,952
Less: Goodwill and other intangibles, net	(2,002)	(2,008)	(2,189)
Less: Deferred tax liability related to goodwill	364	354	306
Tangible book value	$3,394	$3,202	$3,069

	Q1 2014	Q4 2013	Q1 2013
Book value per share	$17.44	$16.90	$17.27
Less: Goodwill and other intangibles, net per share	(6.94)	(6.99)	(7.63)
Less: Deferred tax liability related to goodwill per share	1.26	1.23	1.06
Tangible book value per share	$11.76	$11.14	$10.70

(9) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(10) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. The interest coverage ratio calculated based on the Company’s net income to its corporate interest expense was 3.4, 2.0, and 1.2 for the three months ended March 31, 2014, December 31, 2013, and March 31, 2013, respectively.

(11) E*TRADE Bank net income is calculated as follows (dollars in millions):

	Q1 2014	Q4 2013	Q1 2013
Total net revenue	$456	$423	$392
Provision for loan losses	4	17	43
Total operating expenses	253	258	245
Other income (expense)	(12)	(1)	(0)
Income before income taxes	187	147	104
Income tax expense	71	51	44
Net income	$116	$96	$60

(12) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts, which are gross new brokerage accounts less net new brokerage accounts, by total brokerage accounts at the previous period end. This rate is presented on an annualized basis.

(13) Customer assets held by third parties are held outside E*TRADE Financial and include money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer assets held by third parties are not reflected in the Company’s consolidated balance sheet and are not immediately available for liquidity purposes. However, we maintain the ability to bring these customer assets back on-balance sheet with appropriate notification to the third parties.

(14) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(15) The market making metrics reflect the activity of G1 Execution Services, LLC through the closing of the sale on February 10, 2014.

(16) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company as of the periods presented (dollars in millions):

	Q1 2014	Q4 2013	Q1 2013
One- to four-family	$142	$416	$447
Home equity	280	284	296
Total charge-offs	$422	$700	$743

(17) Includes unpaid principal balances and premiums (discounts).

(18) At March 31, 2014, the Company transferred $795 million of one- to four-family loans modified as TDRs to held-for-sale. Charge-offs, net for the one- to four-family loan portfolio included $42 million related to this transfer, which had been previously recorded in the allowance for loan losses.

(19) The TDR loan performance detail is a subset of the Company’s total loan performance. TDRs include loan modifications performed under the Company’s modification programs. Beginning in Q412, loans that had been charged-off due to bankruptcy notification were also considered TDRs.

(20) Modifications are a subset of TDRs, and represent loan modifications performed under the Company’s modification programs. They do not include loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company. The following table shows the reconciliation of total TDRs that had a modification and those which the Company received a notification of bankruptcy (dollars in millions):

	Q1 2014	Q4 2013	Q1 2013
Modified loans	$367	$1,224	$1,285
Bankruptcy loans	186	189	207
Total TDRs	$553	$1,413	$1,492

(21) The total expected losses on modifications includes both the previously recorded charge-offs and the specific valuation allowance.

(22) Includes loans held-for-sale and excludes loans to customers on margin.

(23) Includes interest earned on average customer assets of $14.0 billion, $13.3 billion, and $9.5 billion for the quarters ended March 31, 2014, December 31, 2013, and March 31, 2013, respectively, held by third parties outside E*TRADE Financial, including money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Media Relations
Thayer Fox, 646-521-4418
thayer.fox@etrade.com
or
E*TRADE Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com